CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Northern Lights Fund Trust II with respect to the GGM Macro Alignment ETF.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

September 15, 2023